SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 August 1, 2006
                        (Date of earliest event reported)



                         Commission file number: 014754


                        ELECTRIC AND GAS TECHNOLOGY, INC.
        (Exact name of small business issuer as specified in its charter)


             TEXAS                                               75-2059193
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                     3233 W. Kingsley, Garland, Texas 75041
                    (Address of principal executive offices)

                   (972) 840-3223 (Issuer's telephone number)

                                 NOT APPLICABLE
         (Former name, former address and former fiscal year, if changed since last report)

ITEM 2.01 - COMPLETETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 27, 2006, Electric & Gas Technology, Inc. (ELGT) received financing of $3,250,000 from Government Personnel Mutual Life Insurance Company (GPM) headquartered in San Antonio, Texas. The financing is in connection with ELGT's 144,000 square foot manufacturing facility and corporate offices located in Garland, Texas. The transaction completes the purchase option of the real estate from affiliate, Interfederal Capital, Inc. (ICI).

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In conjunction with the closing on the facility in Garland, Texas, ICI has made an equity investment in ELGT in the amount of $665,000. The equity is in the form of 3% Cumulative Preferred Stock which is convertible to ELGT common stock based on a two hundred day trailing average closing price of the ELGT common stock. The use of proceeds is for general working capital requirements. ITEM

9.01 - FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

          None

     (b)  Pro Forma Financial Information.

          None

     (c)  Shell Company Transactions.

          None

     (d)  Exhibits

          None



                                                 Electric & Gas Technology, Inc.
                                                 (Registrant)

Date:  August 2, 2006                         By: /s/ George M. Johnston
                                                 -------------------------------
                                                 George M. Johnston
                                                 Vice President &
                                                   Chief Financial Officer